AGREEMENT  FOR  DEFERRAL  OF  2000  ANNUAL  CASH  BONUS

     Ralston Purina Company ("Company") and _____________ ("Participant") agree that, effective November 1, 2000, $ ________ awarded to Participant under the 2000 Annual Cash Bonus Award Program shall be deferred, as requested by Participant, into the option or options available under the Deferred Compensation Plan for Key Employees ("Plan"), the Prospectus for which is attached hereto as Exhibit A and incorporated by reference herein.

     Pursuant to Participant's request, the following amounts have been deferred for Participant in the manner set forth below:

(1)     RALSTON  PURINA  EQUITY  OPTION
        --------------------------------

       (a) $ _____ in a deferred Stock Equivalent account in Participant's name under the Ralston Purina Equity Option as set forth in the Prospectus.

       (b) $ _____ in a deferred Stock Equivalent account in Participant's name representing Company Matching Deferral
            (25% of amount listed in  1(a)  above)  as  set  forth  in  the
             Prospectus.

(2)     SHORT-TERM  PRIME  RATE  OPTION $ _______ in a deferred Cash
        -------------------------------
        account in Participant's name under the Prime Rate Option as set forth in the Prospectus; provided, however, that, notwithstanding any provision to the contrary contained in the Plan, amounts attributable to deferrals into the Prime Rate Option shall be paid to Participant in January 2001.

(3)     PRIME RATE OPTION   $ ______ in a deferred Cash account in
        -----------------
                            Participant's name under the Prime Rate Option as set forth in the Prospectus.

(4)     MEASUREMENT  FUND  OPTION(S)  - in a Vanguard Measurement Fund Option in
        ----------------------------
        Participant's name as set forth in the Prospectus in the amount indicated below:

        Wellington  Fund         $       LifeStrategy Conservative Growth Fund $
        500  Index  Fund         $       LifeStrategy Moderate Growth Fund     $
        Windsor II  Fund         $       LifeStrategy Growth Fund              $
        Small-Cap Index Fund     $       International Growth Fund             $
        LifeStrategy Income Fund $

     Participant's deferral hereunder is pursuant to the Plan and is subject in all respects to the terms and conditions of this Agreement and of the Plan. No other communications or representations, written or oral, made prior or subsequent to this Agreement shall be deemed to amend or modify the terms of this deferral except by an agreement in writing executed by the parties subsequent to the date of this Agreement, expressly consenting to such amendment or modification. Participant hereby waives any rights, and releases Company from any claim, based on any such prior communications or representations, if any.

ACCEPTED:                                     RALSTON  PURINA  COMPANY

______________________________                By:______________________________
          Participant                                C.  S.  Sommer
                                                     Vice  President  and
                                                     Director,  Administration
_______________________________
          Date